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EXHIBIT NO 3.2: BY-LAW No. 1 OF NOVELIS INC.
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                                 NOVELIS INC.

                              (the "Corporation")

                                  BY-LAW NO. 1

                       A By-law to regulate generally the
                    business and affairs of the Corporation

                                  SHAREHOLDERS

Section 1.01. MEETINGS. The Directors shall call an annual meeting of Shareholders not later than 15 months after holding the last preceding annual meeting but no later than 6 months after the end of the Corporation's preceding financial year. The Corporation may at any time call a special meeting of Shareholders. Meetings shall be held at such time as the Directors may determine.

Any person entitled to attend a meeting of Shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility which may be made available by the Corporation, provided that the Chairman is satisfied that all participants will be able to communicate adequately with each other during the meeting.

A meeting of Shareholders may be held by means of a telephonic, electronic or other communication facility which may be made available by the Corporation, unless the Directors otherwise determine and provided that the Chairman is satisfied that all participants will be able to communicate adequately with each other during the meeting.

Section 1.02. NOTICE OF MEETINGS. Notice of time and place of each meeting of Shareholders shall be given by sending the notice to each Shareholder entitled to vote at the meeting, not less then 21 nor more then 60 days before the date of the meeting.

Any notice, communication or document to be given by the Corporation pursuant to the Canada Business Corporations Act, the Articles, the By-laws or otherwise, to a Shareholder, Director, officer or auditor shall be sufficiently given if delivered personally to the person to whom it is to be given, or if delivered to his recorded address, or if mailed by prepaid mail addressed to him at his recorded address.

In addition to the foregoing, any such notice, communication or document required to be given may instead be delivered by the Corporation in an electronic or other technologically enhanced
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format, provided that the requirements of the applicable law in respect of such delivery have been complied with in all respects, including, where required, receipt by the Corporation of the prior consent of the recipient to the delivery of such notice, communication or document in electronic or other technologically enhanced format and the designation by the recipient of the information system for receipt thereof.

The accidental failure to give notice of a meeting of Shareholders to any person entitled thereto or any error in such notice not affecting the substance thereof shall not invalidate any action taken at the meeting.

Section 1.03. QUORUM. Except as otherwise provided in the Articles of the Corporation, the holders of not less than 25% of the shares entitled to vote at a meeting of Shareholders present in person or by proxy shall constitute a quorum.

Section 1.04. CHAIRMAN OF THE MEETING. Subject to the provisions of any resolution of the Directors, the Chairman of the Board or, in his absence, the Vice Chairman of the Board, if any, or, in his absence, the President or, in the absence of each of the foregoing officers, any officer who is also a Director designated by the Directors for that purpose shall preside at all meetings of the Shareholders. If at any meeting all of the foregoing officers be absent, the Shareholders entitled to vote at such meeting may choose a chairman.

Section 1.05. PROCEDURE AT MEETINGS. The chairman of any meeting of Shareholders shall conduct the procedure thereat in all respects and his decision on all matters or things, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy, shall be conclusive and binding upon the Shareholders.

Section 1.06. VOTING. Voting at every meeting of Shareholders shall be by a show of hands except where, either before or after a show of hands, a ballot is required by the chairman of the meeting or is demanded by any person present and entitled to vote at the meeting. Any vote may be held, in accordance with the laws and regulations governing the Corporation, by means of a telephonic, electronic or other communication facility, provided the Corporation makes available such a communication facility.

Section 1.07. DECISION OF QUESTIONS. At every meeting of Shareholders all questions proposed for the consideration of Shareholders shall be decided by the majority of votes, unless otherwise required by the laws governing the Corporation or by the Articles of the Corporation.

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                                   DIRECTORS

Section 2.01. NUMBER. The Board of Directors shall consist of such number of Directors, not greater than the maximum 15 nor less than the minimum 3 set out in the Articles of the Corporation, as the Directors may determine from time to time.

Section 2.02. ELECTION AND TERM OF OFFICE. At each annual meeting the Shareholders shall elect Directors to hold office until the next succeeding annual meeting or until their successors shall be elected. A retiring Director shall be eligible for re-election unless such Director is older than the maximum age fixed by the Directors.

Section 2.03. MEETINGS OF DIRECTORS AND NOTICES. Meetings of the Directors may be called at any time by or by order of the Chairman of the Board, the Vice Chairman of the Board if one is in office, the President or any two Directors. Notice specifying the place and time of each such meeting shall be delivered to each Director or left at his usual residence or usual place of business, or shall be mailed, sent by telefax or in an electronic or other technologically enhanced format at least 72 hours prior to the time fixed for such meeting. Notice of any meeting or any irregularity in any meeting or the notice thereof may be waived by any Director either before or after the meeting is held. In conjunction with the annual meeting of Shareholders each year, the Directors shall meet to appoint the officers of the Corporation and to transact such other business as may come before the meeting.

Section 2.04. QUORUM. The Directors may from time to time fix the quorum for meetings of Directors, but unless so fixed, 2 Directors shall constitute a quorum.

Section 2.05. COMPENSATION. Each Director who is not a salaried officer of the Corporation or of one of its subsidiaries may be paid such compensation as may be fixed by the Directors or by any committee to which the Directors may delegate power to do so, in addition to transportation and other expenses actually incurred in attending meetings of the Directors or of any committee of which he is a member or in otherwise performing the duties of his office.

Section 2.06. CHAIRMAN. Subject to the provisions of any resolution of the Directors, the Chairman of the Board or, in his absence, the Vice Chairman of the Board, if any, or, in the absence of each of the foregoing officers, the President shall preside at all meetings of the Directors. If the Chairman of the Board, the Vice Chairman of the Board, if any, and the President be absent, the Directors present may choose a Chairman from among their number. The chairman at any meeting of Directors may vote as a Director.
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Section 2.07.  PARTICIPATION.  Subject to the laws governing the Corporation, any Director may, if all of the Directors consent, participate at any meeting of Directors or of a committee of Directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate with each other during the meeting. In the case of any such participation at any such meeting, each such Director so participating shall be deemed to be present at such meeting and such meeting shall be deemed to be held at the place specified in the notice calling such meeting or in the waiver thereof and, in the absence of any such specification, at the place where or from which the Chairman of the meeting shall have presided.


               Enacted September 21st, 2004
               Witness the signatures of the President and the Secretary of the Corporation.


               /s/      [SIGNATURE]
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                         President


               /s/      [SIGNATURE]
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                         Secretary